THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND THIS WARRANT MAY NOT BE EXERCISED UNLESS REGISTRATION IS NOT REQUIRED, AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY.

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, ASSIGNED OR TRANSFERRED, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER SAID ACT IS NOT REQUIRED.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THESE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE MAY 22, 2009.

                          COMMON STOCK PURCHASE WARRANT

         To Purchase 46,153,847 Common Shares of NovaGold Resources Inc.

THIS IS TO CERTIFY THAT Electrum Strategic Resources LLC ("Electrum") of 1370 Avenue of the Americas, 19th Floor New York, NY 10019, or registered assigns, is entitled, during the Exercise Period (as hereinafter defined), to purchase from NovaGold Resources Inc., a corporation organized and existing under the laws of the province of Nova Scotia, Canada (the "Company"), the Warrant Shares (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, at a purchase price of US$1.50 per share, all on and subject to the terms and conditions hereinafter set forth.

      1. Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

      "Affiliate" means any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with a Person.

      "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other government actions to close.

      "Change of Control" means the (i) acquisition by an individual or legal entity or group (as set forth in Section 13(d) of the United States Securities Exchange Act of 1934, as amended) of more than one-half of the voting rights or equity interests in the Company; or (ii) sale, conveyance, or other disposition of all or substantially all of the assets, property or business of the Company or the merger into or consolidation with any other corporation (other than a wholly owned subsidiary corporation) or effectuation of any transaction or series of related transactions where holders of the Company's voting securities prior to such transaction or series of transactions fail to continue to hold at least 50% of the voting power of the Company.

      "Closing Date" means January 21, 2009.

      "Common Shares" means (except where the context otherwise indicates) the Common Shares of the Company as constituted on the Closing Date, and any capital stock into which such Common Shares may thereafter be changed or converted, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of Common Shares upon any reclassification thereof which is also not preferred as to dividends or assets on liquidation over any other class of stock of the Company and which is not subject to redemption and (ii) common shares of any successor or acquiring corporation received by or distributed to the holders of Common Shares of the Company in the circumstances contemplated by Section 4.5.

      "Current Market Price" means, in respect of any Common Share on any date herein specified the average of the daily market prices for the 20 consecutive Trading Days immediately before such date. The daily market price for each such Trading Day shall be (i) the closing bid price on such day on the principal stock exchange (in terms of daily average volume of such 20 Trading Day period) on which such Common Shares are then listed or admitted to trading, or quoted, as applicable, (ii) if no sale takes place on such day on any such exchange, the last reported closing bid price on such day as officially quoted on any such exchange, (iii) if the Common Shares are not then listed or admitted to trading on any stock exchange, the last reported closing bid price on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or
(v) if there is no such firm, as furnished by any member of FINRA selected mutually by the Holder and the Company or, if they cannot agree upon such selection, as selected by two such members of FINRA, one of which shall be selected by the Holder and one of which shall be selected by the Company.

      "Current Warrant Price" means, in respect of a Common Share at any date herein specified, the price at which a Common Share may be purchased pursuant to this Warrant on such date. Until the Current Warrant Price is adjusted pursuant to the terms herein, the initial Current Warrant Price shall be US$1.50 per Common Share.

      "Exercise Period" means the period during which this Warrant is exercisable pursuant to Section 2.1.

      "Expiration Date" means January 21, 2013.

      "FINRA" means the Financial Industry Regulatory Authority, or any successor thereto.

      "GAAP" means generally accepted accounting principles in Canada as from time to time in effect.

      "Holder" means, with respect to any Warrant representing Warrant Shares, the holder of such Warrant. For purposes of this Warrant, "Holder" shall mean Electrum.

      "Other Property" has the meaning set forth in Section 4.5.

      "Person" means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision of any thereof) or any entity of any kind.

      "Purchase Agreement" means that certain Common Share and Warrant Purchase Agreement dated as of December 31, 2008 between the Company and Electrum.

      "Securities Laws" means the securities laws (including, without limitation, "blue sky" laws) of the United States, Canada, any other nation, and states, provinces or localities of any of the foregoing, or any rules or regulations promulgated thereunder.

      "Trading Day" means any day on which the primary market (by volume) on which Common Shares are listed is open for trading.

      "Transfer" means any disposition of any Warrant or Warrant Shares or of any interest in either thereof.

      "US Securities Act" means the United States Securities Act of 1933, as amended.

      "Warrants" means this Warrant and all warrants issued upon Transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of Common Shares for which they may be exercised.

      "Warrant Price" means an amount equal to (i) the number of Common Shares being purchased upon exercise of this Warrant pursuant to Section 2.1, multiplied by (ii) the Current Warrant Price.

      "Warrant Shares" means the 46,153,847 Common Shares to be purchased upon the exercise hereof, subject to adjustment as provided herein.

      2. Exercise of Warrant.

      2.1. Manner of Exercise. From and after the issuance hereof and until 5:00 P.M., New York time, on the Expiration Date (the "Exercise Period"), the Holder may exercise this Warrant, on any Business Day, for all or any part of the number of Warrant Shares purchasable hereunder.

      In order to exercise this Warrant, in whole or in part, the Holder shall deliver to the Company at its principal office or at the office or agency designated by the Company pursuant to Section 12, (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) payment of the Warrant Price as provided herein, (iii) this Warrant, and (iv) an opinion of counsel in form and substance reasonably satisfactory to the Company that registration of the Warrant Shares under the US Securities Act or any state securities laws is not required. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by the Holder or its agent or attorney. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within three Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to the Holder a certificate or certificates representing the aggregate number of full Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the Holder shall request in the notice, shall be registered in the name of the Holder or such other name as shall be designated in the notice and shall bear a legend in the form provided for in Section 4.8 of the Purchase Agreement provided that, in the case of any exercise of this Warrant after May 22, 2009, the Canadian portion of such legend will not be required. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a Holder of record of such shares for all purposes, as of the date when the notice, together with the payment of the Warrant Price and this Warrant, is received by the Company as described above. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Common Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

      Payment of the Warrant Price may be made at the option of the Holder by:
(i) certified or official bank check payable to the order of the Company or (ii) wire transfer to the account of the Company. All Common Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued and, upon payment of the Warrant Price, shall be fully paid and nonassessable and not subject to any pre-emptive rights.

      The exercise of the Warrants will be subject to compliance with applicable laws including, to the extent applicable, the Competition Act (Canada), the Investment Canada Act, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      2.2. Fractional Shares. The Company shall not be required to issue a fractional Common Share upon exercise of any Warrant. As to any fraction of a share which the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay an amount in cash equal to the Current Market Price per Common Share on the date of exercise multiplied by such fraction.

      2.3. Continued Validity. A holder of Warrant Shares, in whole or in part, shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as the Holder under Sections 9 and 12 of this Warrant.

      2.4. Restrictions on Exercise Amount. In the event the Company is prohibited from issuing Warrant Shares as a result of any restrictions or prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization, the Company shall as soon as possible seek the approval of its shareholders and take such other action to authorize the issuance of the full number of Common Shares issuable upon exercise of this Warrant.

      3. Transfer, Division and Combination.

      3.1. Transfer. The Warrants and the Warrant Shares shall be freely transferable, subject to compliance with all applicable Securities Laws and compliance with the legends set forth in this Warrant and on the certificates representing the Warrant Shares. Transfer of this Warrant and all rights hereunder, in whole or in part, in accordance with the foregoing provisions, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 2.1 or the office or agency designated by the Company pursuant to Section 12, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such Transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Following a Transfer that complies with the requirements of this
Section 3.1, the Warrant may be exercised by a new Holder for the purchase of Common Shares regardless of whether the Company issued or registered a new Warrant on the books of the Company.

      3.2. Division and Combination; Expenses; Books. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with
Section 3.1 as to any Transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. The Company shall prepare, issue and deliver at its own expense the new Warrant or Warrants under this Section 3.

      4. Adjustments. The number of Common Shares for which this Warrant is exercisable, and the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with Sections 5.1 and 5.2.

      4.1. Stock Dividends, Subdivisions and Combinations. If at any time while this Warrant is outstanding the Company shall:

            (i) declare a dividend or make a distribution of Common Shares on its outstanding Common Shares,

            (ii) subdivide its outstanding Common Shares into a larger number of Common Shares, or

            (iii) combine its outstanding Common Shares into a smaller number of Common Shares, then:

      (1) the number of Common Shares acquirable upon exercise of this Warrant immediately after the occurrence of any such event shall be adjusted to equal the number of Common Shares which a record holder of the same number of Common Shares that would have been acquirable under this Warrant immediately prior to the record date for such dividend or distribution or the effective date of such subdivision or combination would own or be entitled to receive after such record date or the effective date of such subdivision or combination, as applicable, and

      (2) the Warrant Price shall be adjusted to equal:

            (A) the Current Warrant Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision or combination, multiplied by the number of Common Shares into which this Warrant is exercisable immediately prior to the adjustment, divided by

            (B) the number of Common Shares into which this Warrant is exercisable immediately after such adjustment.

      Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clauses (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

      4.2. Certain Other Distributions. If at any time while this Warrant is outstanding the Company shall cause the holders of Common Shares to be entitled to receive any dividend or other distribution of:

            (i) cash,

            (ii) any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever (other than cash or additional Common Shares as provided in Section 4.1 hereof), or

            (iii) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever, then:

            (1) the number of Common Shares acquirable upon exercise of this Warrant shall be adjusted to equal the product of the number of Common Shares acquirable upon exercise of this Warrant immediately prior to the record date for such dividend or distribution, multiplied by a fraction
      (x) the numerator of which shall be the Current Warrant Price per Common Share at the date of taking such record and (y) the denominator of which shall be such Current Warrant Price minus the amount allocable to one Common Share of any such cash so distributable and of the fair value (as determined in good faith by the board of directors of the Company) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable; and

            (2) the Current Warrant Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution shall be adjusted to equal (x) the Current Warrant Price multiplied by the number of Common Shares acquirable upon exercise of this Warrant immediately prior to the adjustment, divided by (y) the number of Common Shares acquirable upon exercise of this Warrant immediately after such adjustment. A reclassification of Common Shares (other than a change in par value, or from par value to no par value or from no par value to par value) into Common Shares and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Shares of such shares of such other class of stock within the meaning of this Section 4.2 and, if the outstanding Common Shares shall be changed into a larger or smaller number of Common Shares as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding Common Shares within the meaning of Section 4.1.

      4.3. Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments of the number of Common Shares into which this Warrant is exercisable and the Current Warrant Price provided for in Section 4:

            (a) When Adjustments to Be Made. The adjustments required by Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Shares, as provided for in Section 4.1) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the Common Shares into which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

            (b) Fractional Interests. In computing adjustments under this
Section 4, fractional interests in Common Shares shall be taken into account to the nearest 1/100th of a share.

            (c) When Adjustment Not Required. If the Company undertakes a transaction contemplated under this Section 4 and as a result takes a record of the holders of its Common Shares for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights or other benefits contemplated under this Section 4 and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights or other benefits contemplated under this Section 4, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

            (d) Escrow of Common Shares. If after any property becomes distributable pursuant to Section 4 by reason of the taking of any record of the holders of Common Shares, but prior to the occurrence of the event for which such record is taken, the Holder exercises the Warrant during such time, then such Holder shall continue to be entitled to receive any Common Shares issuable upon exercise hereunder by reason of such adjustment and such shares or other property shall be held in escrow for the Holder by the Company to be issued to the Holder upon and to the extent that the event actually takes place. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Company and escrowed property returned to the Company.

      4.4. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets.

            (a) If there shall occur a Change of Control and, pursuant to the terms of such Change of Control, common shares of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Shares of the Company, then the Holder of this Warrant shall have the right thereafter to receive, upon the exercise of the Warrant, the number of Common Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and the Other Property receivable upon or as a result of such Change of Control by a holder of the number of Common Shares into which this Warrant is exercisable immediately prior to such event.

            (B) In case of any such Change of Control described in Section 4.4(a) above where Other Property is received or distributed to holders of Common Shares of the Company, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of contained in this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the board of directors of the Company) in order to provide for adjustments of the Common Shares into which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in Section 4. For purposes of Section 4, common stock of the successor or acquiring corporation shall include stock of such corporation of any class which is not preferred as to dividends or assets on liquidation over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this
Section 4 shall similarly apply to successive Change of Control transactions.

      4.5 Other Action Affecting Common Shares. In case at any time or from time to time the Company shall take any action in respect of its Common Shares, other than the payment of dividends permitted by Section 4 or any other action described in Section 4, then, unless such action will not have a materially adverse effect upon the rights of the Holder, the number of Common Shares or other stock into which this Warrant is exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

      4.6. Certain Limitations. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the Current Warrant Price to be less than the par value per Common Share.

      4.7. Common Share Transfer Taxes. The issue of stock certificates upon exercise of this Warrant shall be made without charge to the Holder for any tax in respect of such issue. The Company shall not, however, be required to pay any tax which may be payable in respect of any Transfer involved in the issue and delivery of shares in any name other than that of the Holder, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      5. Notices to Warrant Holders.

      5.1. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Current Warrant Price, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder of this Warrant, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Current Warrant Price at the time in effect and (iii) the number of Common Shares and the amount, if any, or other property which at the time would be received upon the exercise of Warrants owned by such Holder.

      5.2. Notice of Corporate Action. If at any time:

            (a) the Company shall take a record of the holders of its Common Shares for the purpose of entitling them to receive a dividend (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company) or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

            (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation, or

            (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to the Holder (i) at least 20 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify
(i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Shares shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to the Holder at the last address of the Holder appearing on the books of the Company and delivered in accordance with Section 15.2.

      5.3. No Rights as Shareholder. This Warrant does not entitle the Holder to any voting or other rights as a shareholder of the Company prior to exercise and payment for the Warrant Price in accordance with the terms hereof.

      6. No Impairment. The Company shall not by any action, including, without limitation, amending its constating documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Common Shares receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Shares upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant. Upon the request of the Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to the Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

      7. Reservation and Authorization of Common Shares; Registration With Approval of Any Governmental Authority. From and after the Closing Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued Common Shares as will be sufficient to permit the exercise in full of all outstanding Warrants. All Common Shares which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to pre-emptive rights. Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value, if any, of the Common Shares issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Shares at such adjusted Current Warrant Price. Before taking any action which would result in an adjustment in the number of Common Shares for which this Warrant is exercisable or in the Current Warrant Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof. If any Common Shares required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued (other than as a result of a prior or contemplated distribution by the Holder of this Warrant), the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

      8. Taking of Record; Common Share and Warrant Transfer Books. In the case of all dividends or other distributions by the Company to the holders of its Common Shares with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or Transfer of any Warrant.

      9. Supplying Information. Upon any default by the Company of its obligations hereunder or under the Registration Rights Agreement, the Company shall cooperate with the Holder in supplying such information as may be reasonably necessary for such Holder to complete and file any information reporting forms presently or hereafter required by applicable Securities Laws as a condition to the availability of an exemption from such Securities Laws for the sale of any Warrant or Common Shares issued upon exercise of a Warrant.

      10. Loss or Mutilation. Upon receipt by the Company from the Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity or security reasonably satisfactory to it and reimbursement to the Company of all reasonable expenses incidental thereto and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to the Holder; provided, however, that in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

      11. Office of the Company. As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of Transfer, division or combination as provided in this Warrant.

      12. Financial and Business Information.

      12.1. Quarterly Information. The Company will deliver to the Holder, as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, one copy of an unaudited consolidated balance sheet of the Company and its subsidiaries as at the end of such quarter, and the related unaudited consolidated statements of operations and deficit, income, cash flows and changes in shareholders' equity of the Company and its subsidiaries for such quarter and, in the case of the second and third quarters, for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year. Such financial statements shall be prepared by the Company in accordance with GAAP and accompanied by such certificates of the Chief Executive Officer and Chief Financial Officer as are required to be filed under applicable Securities Laws, however, that the Company shall have no obligation to deliver such quarterly information under this
Section 12.1 to the extent it is publicly available.

      12.2. Annual Information. The Company will deliver to the Holder as soon as available and in any event within 90 days after the end of each fiscal year of the Company, one copy of an audited consolidated balance sheet of the Company and its subsidiaries as at the end of such year, and audited consolidated statements of operations and deficit, income, cash flows and changes in shareholders' equity of the Company and its subsidiaries for such year; setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year; all prepared in accordance with GAAP, and which audited financial statements shall be accompanied by an opinion thereon of the independent certified public accountants regularly retained by the Company, or any other firm of independent certified public accountants of recognized national standing selected by the Company; provided, however, that the Company shall have no obligation to deliver such annual information under this Section
12.2 to the extent it is publicly available.

      12.3. Filings. The Company will use its commercially reasonable efforts to file on or before the required date all regular or periodic reports (pursuant to applicable Securities Laws) with the applicable securities commissions.

      13. Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase Common Shares, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of the Holder for the purchase price of any Common Shares, whether such liability is asserted by the Company or by creditors of the Company.

      14. Miscellaneous.

      14.1 Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to the Holder such amounts as shall be sufficient to cover any third party costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

      14.2 Notice Generally. All notices, requests, demands or other communications provided for herein shall be in writing and shall be given in the manner and to the addresses set forth in the Purchase Agreement.

      14.3 Successors and Assigns. Subject to compliance with the provisions of
Section 3.1, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

      14.4 Amendment. This Warrant may be modified or amended or the provisions of this Warrant waived only with the written consent of both the Company and the Holder.

      14.5 Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be modified to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

      14.6 Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

      14.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and enforced in accordance with the laws of the State of New York without reference to the conflicts of laws principles thereof.

      14.8 Jurisdiction and Venue. The Company hereby irrevocably submits to the exclusive jurisdiction of the Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York, in connection with any action or proceeding arising out of or relating to this Warrant. The Company hereby agrees that any breach of any term or condition of this Warrant by the Company shall be deemed to be a breach occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of New York and irrevocably and expressly agrees to submit to the jurisdiction of the Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York for the purpose of resolving any disputes relating to this Warrant or the transactions contemplated hereby. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Warrant, or any judgment entered by any court in respect hereof brought in New York County, New York, and further irrevocably waives any claim that any suit, action or proceeding brought in Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York has been brought in an inconvenient forum. The Company hereto consents to process being served in any such suit, action or proceeding by the Holder, by mailing a copy thereof to the Company at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 14.8 shall affect or limit any right to serve process in any other manner permitted by law.

      IN WITNESS WHEREOF, NovaGold Resources Inc. has caused this Warrant to be executed by its duly authorized officer and attested by its Secretary.

Dated: January ___, 2009


                        NOVAGOLD RESOURCES INC.

                        By: ______________________________
                        Name: Robert J. (Don) MacDonald
                        Title: Senior Vice President and Chief Financial Officer

Attest:

By:______________________________
Name: Elaine Sanders
Title: Corporate Secretary

                                    EXHIBIT A

                                SUBSCRIPTION FORM
                 [To be executed only upon exercise of Warrant]

To: NovaGold Resources Inc.

The undersigned registered owner of this Warrant exercises this Warrant for the purchase of ________________ Common Shares of NovaGold Resources Inc. ("Common Shares"), and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the Common Shares hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to ____________________________________________________ and whose address is
___________________________________________________________, and, if such Common
Shares shall not include all of the Common Shares issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the Common Shares issuable hereunder be delivered to the undersigned.

_____________________________________
(Name of Registered Owner)

_____________________________________
(Signature of Registered Owner)

_____________________________________
(Street Address)

_____________________________________
(State) (Zip Code)

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of this Warrant for the purchase of Common Shares of NovaGold Resources Inc. hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Common Shares set forth below:

_______________________________________

_______________________________________

_______________________________________
(Name and Address of Assignee)

_______________________________________
(Number of Common Shares)

and does hereby irrevocably constitute and appoint ____________ attorney-in-fact to register such transfer on the books of the Company, maintained for the purpose, with full power of substitution in the premises.

Dated:_________________________________

______________________________________
(Print Name and Title)

______________________________________
(Signature)

______________________________________
(Witness)

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.